Exhibit 5.1

April 2, 2018

Centene Corporation

7700 Forsyth Blvd.

St. Louis, MO 63105

Re:	Centene Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Centene Corporation, a Delaware corporation (the “Company”), in connection with the resale by certain selling stockholders (the “Selling Stockholders”) of up to 1,717,789 shares (the “Shares”) of common stock, par value $0.001 per share. We have been advised that the Shares were issued to the Selling Stockholders pursuant to the Agreement and Plan of Merger, dated as of February 23, 2018, among the Company, MHM Services, Inc., a Delaware Corporation, and certain other parties (the “Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)    the registration statement on Form S-3 (File No. 333-217636) of the Company relating to the Shares and other securities of the Company filed on May 3, 2017 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)    the prospectus, dated May 3, 2017 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)    the prospectus supplement, dated April 2, 2018 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

Centene Corporation

April 2, 2018

(d)    executed copies of a Selling Securityholder Notice, Agreement and Questionnaire by each of the Selling Stockholders (collectively, the “Selling Securityholder Questionnaires”);

(e)    executed copies of an Investor Questionnaire by each of the Selling Stockholders (collectively, the “Investor Questionnaires” and, together with the Selling Securityholder Questionnaires, the “Questionnaires”);

(f)    an executed copy of the Agreement;

(g)    a copy of the executed global stock certificate representing the Shares;

(h)    an executed copy of a certificate of Keith Williamson, Executive Vice President, Secretary and General Counsel of the Company, dated the date hereof (the “Secretary’s Certificate”);

(i)    a copy of the Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of April 2, 2018, and certified pursuant to the Secretary’s Certificate;

(j)    a copy of the Company’s bylaws, as amended and in effect on February 5, 2018 and currently in effect, each certified pursuant to the Secretary’s Certificate; and

(k)    a copy of a certain resolution of the Board of Directors of the Company, adopted on February 5, 2018, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Agreement and the Questionnaires.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. With respect to our opinion set forth below, we have assumed that (i) the Company received the consideration for the Shares set forth in the Agreement and the applicable board resolutions and (ii) the issuance of the Shares has been registered in the Company’s share registry. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including the factual representations and warranties set forth in the Agreement and the Questionnaires.

Centene Corporation

April 2, 2018

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement.    In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

LKB